PSU Award- Clean Energy Metric 305903566v.2
Exhibit 10.48
2025 Performance Share Unit
Award Agreement
Notice of 2025 Performance Share Unit Award
(Clean Energy Transition)

Participant: ________________________	Grant Date: _____________________
You have been granted the following Performance Share Units in accordance with the terms of the
Ameren Corporation 2022 Omnibus Incentive Compensation Plan (as the same may be amended from time to time, the "Plan") and the attached award agreement, referred to as Performance Share Unit Award
Agreement (Clean Energy Transition).

Target Number of Performance Share Units tied to Clean Energy Transition	[xxx]
Performance Period	Begins on January 1, 2025 and ends on December 31, 2027
Vesting Period	Begins on Grant Date and ends on Payment Date
Payment Date	No later than March 15, 2028
I hereby acknowledge the following:
a)I have received the Performance Share Unit Award Agreement (Clean Energy Transition), which sets forth the terms and conditions governing the award.
b)My signature below constitutes acceptance of the Award.
c)I understand and agree that this “Notice of 2025 Performance Share Unit Award (Clean Energy
Transition)” is made part of the Performance Share Unit Award Agreement (Clean Energy
Transition) and together, constitute the entire Award Agreement.
By signing below, the parties have caused the attached Agreement to be executed effective as of the
Grant Date.

By: _______________________________________ Participant Name Date: ________________________________________	By: Ameren Corporation _______________________________________ EVP, Corporate Communications & CHRO of Ameren Services Company, on behalf of Ameren Corporation
Ameren Corporation
2025 Performance Share Unit Award Agreement
(Clean Energy Transition)
THIS AGREEMENT, effective as of the Grant Date set forth in the Notice of 2025 Performance
Share Unit Award (Clean Energy Transition) ("Notice"), represents the grant of Performance
Share Units by Ameren Corporation ( “Ameren”), to the Participant set forth in the Notice, pursuant to the provisions of the Ameren Corporation 2022 Omnibus Incentive Compensation
Plan, as it may be amended from time to time (the “Plan”). The Notice is included in and made part of this Agreement.
The Plan provides a description of the terms and conditions governing the Performance Share
Units. If there is any inconsistency between the terms of this Agreement and the terms of the
Plan, the Plan’s terms will completely supersede and replace the conflicting terms of this
Agreement. All capitalized terms will have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.Notice of Grant.  The Notice, as attached hereto, sets forth the Target Number of
Performance Share Units (“PSUs”) attributable to the performance criteria and the
Performance Period.
2.Performance Criteria - Clean Energy Transition Performance Grid.  The number of
PSUs attributable to Clean Energy Transition payable to the Participant under this
Agreement will be determined in accordance with the following grid based on final results at the end of the Performance Period. If the actual results fall between two of the categories listed below, straight-line interpolation will be used to determine the amount earned. The performance goals for each level are provided in Exhibit 1.

Performance Level	Payout – Percent of Target PSUs Granted
Maximum	200%
Target	100%
Threshold	50%
Below Threshold	0% (no payout)
The ability to execute on projects tied to the Clean Energy Transition metric is impacted by a number of factors, some of which Ameren can influence and others which are outside of
Ameren's control. As such, the Human Resources Committee (the “Committee”) may consider such factors and make adjustments to the Clean Energy Transition metric goals and/or final results. Exhibit 2 outlines the factors the Committee may consider.
3.Calculation of PSUs.  The Committee will determine the number of PSUs payable to the
Participant based on the performance results during the Performance Period, calculated using the performance grid set forth in Section 2 of this Agreement. The PSUs attributable to each performance criteria are independently determined. Subject to Sections 4 and 8, payment of any PSUs determined pursuant to this Section is expressly conditioned upon continued employment from the first day of the Performance Period (or effective date of grant, if later) through the Payment Date (as determined in Section 5) (the “Vesting
Period”). The Participant expressly agrees that no PSUs shall be considered earned under applicable law until the last day of the Vesting Period.
4.Vesting of PSUs.  Subject to provisions set forth in Section 8 of this Agreement related to a Change of Control (as defined in the Second Amended and Restated Ameren
Corporation Change of Control Severance Plan, as amended (the “Change of Control
Severance Plan”)) of Ameren, Section 9 of this Agreement relating to termination for
Cause (as defined in the Change of Control Severance Plan), and Section 10 of this
Agreement relating to Participant’s obligations, the PSUs will vest as set forth below:
(a)Continued Employment. Provided the Participant has continued employment with
Ameren or any Affiliate or Subsidiary (the “Company”) through such date, one hundred percent (100%) of the calculated PSUs will vest on the Payment Date; or
(b)Death. Provided the Participant has continued employment with the Company through the date of his death and such death occurs prior to the Payment Date, the
Participant will be entitled to a prorated award based on the Target Number of PSUs set forth in the Notice to this Agreement plus accrued dividend equivalents as of the date of death, with such prorated number based upon the total number of days the
Participant worked during the Performance Period; or
(c)Disability. Provided the Participant has continued employment with the Company through the date of his Disability (as defined in Code Section 409A) and such
Disability occurs prior to the Payment Date, the Participant will be entitled to one hundred percent (100%) of the PSUs plus any accrued dividend equivalents he would have received had he remained employed by the Company through the
Payment Date, based on the actual performance of the Company during the entire
Performance Period; or
(d)Retirement. Provided the Participant has continued employment with the Company through the date of retirement (as described below) and such retirement occurs before the Payment Date if the Participant retires at an age of 55 or greater with five
(5) or more years of service (as defined in the Ameren Retirement Plan, as supplemented and amended from time to time), the Participant is entitled to receive a prorated portion of the PSUs plus any accrued dividend equivalents that would have been earned had the Participant remained employed by the Company for the entire
Vesting Period, based on the actual performance of the Company during the entire
Performance Period, with the prorated number based upon the total number of days the Participant worked during the Performance Period.
Notwithstanding anything in this Agreement to the contrary, no PSUs will be paid to the
Participant, nor shall the Participant be entitled to payment, if the Participant’s employment with the Company terminates during the Vesting Period for any reason other than death,
Disability, retirement as described above, or on or after a Change of Control in accordance with Section 8.
5.Form and Timing of Payment.  All payments of vested PSUs pursuant to this Agreement will be made in the form of Shares. Except as otherwise provided in this Agreement, payment will be made upon the earlier to occur of the following:
(a)February of the calendar year immediately following the last day of the Performance
Period or as soon as practicable thereafter (but in no event later than March 15 of the calendar year immediately following the last day of the Performance Period); and
(b)The Participant’s death or as soon as practicable thereafter (but in no event later than March 15 of the calendar year following the year in which the Participant’s death occurred).
Fractional PSUs that constitute less than a single share may be rounded to the nearest full
Share or converted to cash, at the Company’s option.
In the event the number of vested PSUs is mistakenly calculated and paid, the Company has the right to recover any overpayment of any Shares or to make an additional payment of Shares that were underpaid.
6.Rights as Shareholder.  The Participant shall not have voting or any other rights as a shareholder of the Company with respect to PSUs. The Participant will obtain full voting and other rights as a shareholder of the Company upon the payment of the PSUs in
Shares as provided in Section 5 or 8 of this Agreement.
7.Dividends Equivalents.  The Participant shall be entitled to receive dividend equivalents, which represent the right to receive Shares measured by the dividend payable with respect to the corresponding number of unvested PSUs. Dividend equivalents on PSUs will accrue and be reinvested into additional PSUs throughout the three-year Performance Period.
Subject to continued employment with the Company, the dividend equivalents shall vest and be settled at the same time and in the same proportion as the PSUs to which they relate. Participants will not be entitled to any dividend equivalent amount on PSUs covered by this Agreement which are not ultimately earned.
8.Change of Control.
(a)Company No Longer Exists.  Upon a Change of Control which occurs on or before the last day of the Performance Period in which the Company ceases to exist or is no longer publicly traded on the New York Stock Exchange or the NASDAQ Stock
Market, Sections 2, 3, 4 and 5 of this Agreement, unless otherwise provided, shall no longer apply and instead, the amount distributed under this award shall be based on the Target Number of PSUs awarded as set forth in the Notice to this Agreement plus any accrued dividend equivalents and interest as follows:
(i)The amount underlying this award as of the date of the Change of Control shall equal the value of one Share based on the closing price on the New
York Stock Exchange on the last trading day prior to the date of the Change of Control multiplied by the sum of the Target Number of PSUs awarded as set forth in the Notice to this Agreement plus the additional PSUs attributable to accrued dividend equivalents as of the date of the Change of Control;
(ii)Interest on this award shall accrue based on the prime rate (adjusted on the first day of each calendar quarter) as published in the “Money Rates” section in the Wall Street Journal from the date of the Change of Control until this award is distributed or forfeited;
(iii)If the Participant remains employed with the Company or its successor until the Payment Date, this award, including interest, shall be paid to the
Participant in an immediate lump sum in January of the calendar year immediately following the last day of the Performance Period, or as soon as practicable thereafter (but in no event later than March 15 of the calendar year immediately following the last day of the Performance Period);
(iv)If the Participant retired (as described in Section 4(d) of this Agreement) or terminated employment due to Disability prior to the Change of Control under
Section 8(a) of this Agreement, the Participant shall immediately receive payment under this award upon such Change of Control;
(v)If the Participant remains employed with the Company or its successor until his death or Disability which occurs after the Change of Control and before the last day of the Vesting Period, the Participant (or his estate or designated beneficiary) shall immediately receive payment under this award, including interest (if any), upon such death or Disability;
(vi)If the Participant has a qualifying termination (as defined in Section 8(c) of this Agreement) before the last day of the Vesting Period or retires (as described in Section 4(d) of this Agreement) after the Change of Control, the
Participant shall immediately receive payment under this award, including interest (if any), upon such termination; and
(vii)In the event the Participant terminates employment before the end of the
Vesting Period for any reason other than as described in Sections (iv), (v) or
(vi) above, the Participant shall not receive payment of this award, including interest (if any), nor be entitled to payment for, any PSUs.
(b)Company Continues to Exist.  If there is a Change of Control of the Company but the
Company continues in existence and remains a publicly traded company on the New
York Stock Exchange or the NASDAQ Stock Market, the PSUs will pay out upon the earliest to occur of the following:
(i)As set forth in Section 5 of this Agreement in accordance with the vesting provisions of Sections 4(a), (b), (c) and (d) of this Agreement; or
(ii)If the Participant experiences a qualifying termination (as defined in Section
8(c) of this Agreement) during the two-year period following the Change of
Control and the termination occurs during the Performance Period, the
Participant will be entitled to one hundred percent (100%) of the PSUs he would have received had he remained employed by the Company for the entire Vesting Period based on the actual performance of the Company during the entire Performance Period. Such PSUs will vest on the last day of the Performance Period and the vested PSUs will be paid in Shares in
January of the calendar year immediately following the last day of the
Performance Period or as soon as practicable thereafter (but in no event later than March 15 of the calendar year immediately following the last day of the
Performance Period).
(c)Qualifying Termination.  For purposes of Sections 8(a)(vi) and 8(b)(ii) of this
Agreement, a qualifying termination means (i) an involuntary termination without
Cause, (ii) for Change of Control Severance Plan participants, a voluntary termination of employment for Good Reason (as defined in the Change of Control
Severance Plan) or (iii) an involuntary termination that qualifies for severance under the Ameren Corporation Severance Plan for Ameren Employees or the Ameren
Corporation Severance Plan for Ameren Officers (as in effect immediately prior to the
Change of Control).
(d)Termination in Anticipation of Change of Control.  If a Participant qualifies for benefits as provided in the last sentence of Section 4.1 of the Change of Control Severance
Plan, or if a Participant is not a Participant in the Change of Control Severance Plan
but is terminated within six (6) months prior to the Change of Control and qualifies for severance benefits under the Ameren Corporation Severance Plan for Ameren
Employees or the Ameren Corporation Severance Plan for Ameren Officers and the
Participant’s termination of employment occurs before the calculated PSUs are paid, then the Participant shall receive (i) upon a Change of Control described in Section
8(a) of this Agreement, an immediate cash payout equal to the value of one Share based on the closing price on the New York Stock Exchange on the last trading day prior to the date of the Change of Control multiplied by the sum of the Target Number of PSUs awarded as set forth in the Notice to this Agreement plus the additional
PSUs attributable to accrued dividend equivalents or (ii) upon a Change of Control described in Section 8(b) of this Agreement, the payout provided for in Section 8(b)
of this Agreement.
9.All Other Terminations.  No distribution of any Shares will be made in the event of a termination of employment for any reason not otherwise described in Section 4 or 8, including a voluntary resignation (other than for Retirement), a termination for Cause or a termination without Cause (other than a qualifying termination), at any time prior to payout of the Shares.
10.Participant Obligations.
(a)Detrimental Conduct or Activity.  If the Participant engages in conduct or activity that is detrimental to the Company, including but not limited to violating Sections 10(b)
and 10(c) of this Agreement, after the PSUs are paid, or if the Company learns of the detrimental conduct or activity after the PSUs are paid, and such conduct occurred less than one year after the Participant's employment with the Company ended, the following shall apply.
(i)If the Participant retired, the Participant shall not be entitled to receive payment of any Shares that would otherwise be payable to the Participant with respect to the last award of PSUs granted to the Participant before his termination of employment due to retirement.
(ii)In all other cases, the Participant shall repay to the Company the equivalent of the value of Shares received as of the payment date determined under
Section 5 of this Agreement within thirty (30) days of receiving a demand from the Company for the repayment of the award.
(b)Confidentiality.  Participants, by virtue of their position with the Company, have access to and/or receive trade secrets and other confidential and proprietary information about the Company’s business that is not generally available to the public and which has been developed or acquired by the Company at considerable effort and expense (hereinafter “Confidential Information”). Confidential Information
includes, but is not limited to, information about the Company’s business plans and strategy, environmental strategy, legal strategy, legislative strategy, finances, marketing, management, operations, and/or personnel. The Participant agrees that, both during and after the Participant’s employment with the Company, the
Participant:
(i)will only use Confidential Information in connection with the Participant’s duties and activities on behalf of or for the benefit of the Company;
(ii)will not use Confidential Information in any way that is detrimental to the
Company;
(iii)will hold the Confidential Information in strictest confidence and take reasonable efforts to protect such Confidential Information from disclosure to any third party or person who is not authorized to receive, review or access the Confidential Information;
(iv)will not use Confidential Information for the Participant’s own benefit or the benefit of others, without the prior written consent of the Company; and
(v)will return all Confidential Information to the Company within two business days of the Participant’s termination of employment or immediately upon the
Company’s demand to return the Confidential Information to the Company.
Notwithstanding the foregoing, in accordance with the Defend Trade Secrets Act of
2016, the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Company’s trade secrets to the Participant’s attorney and use the trade secret information in the court proceeding if the Participant (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.
Nothing in this Agreement prohibits or discourages Participant (a) from disclosing information in good faith to any federal, state, or local governmental agency, legislative body, or official (or staff member to the foregoing) regarding an alleged violation of law or regulation; (b) from discussing or disclosing information about unlawful acts in the workplace or at activities coordinated or sponsored by the
Company, whether on or off the Company’s premises, such as harassment, discrimination, retaliation, wage and hour violations, sexual assault, violations of public policy, an unfair labor practice, or any other conduct that Participant has reason to believe is unlawful; (c) from discussing or disclosing Participant’s wages, hours, and working conditions with fellow employees and others; (d) from otherwise making disclosures that are protected under applicable law, including, without limitation, the Defend Trade Secrets Act, and any rule or regulation promulgated by the Securities and Exchange Commission (SEC), the Equal Employment Opportunity
Commission (EEOC), or any other federal, state, or local government agency; or (e)
from collecting any monetary award or payment from a government agency as a result of whistleblower activity.
(c)Non-Solicitation.  The Participant agrees that, for one year from the end of the
Participant’s employment, the Participant will not, directly or indirectly, on behalf of the Participant or any other person, company or entity:
(i)market, sell, solicit, or provide products or services competitive with or similar to products or services offered by the Company to any person, company or entity that: (i) is a customer or potential customer of the Company during the twelve (12) months prior to the Participant’s termination of employment and
(ii) with which the Participant (A) had direct contact with during the twelve (12)
months prior to the Participant’s termination of employment or (B) possessed, utilized or developed Confidential Information about during the twelve (12)
months prior to the Participant’s termination of employment;
(ii)raid, hire, solicit, encourage or attempt to persuade any employee or independent contractor of the Company, or any person who was an employee or independent contractor of the Company during the 24 months preceding the Participant’s termination, to leave the employ of, terminate or reduce the person’s employment or business relationship with the Company; or
(iii)interfere with the performance of any Company employee or independent contractor’s duties for the Company.
(d)Acknowledgments and Remedies.  The Participant acknowledges and agrees that the Confidentiality and Non-Solicitation provisions set forth above are necessary to protect the Company’s legitimate business interests, such as its Confidential
Information, goodwill and customer relationships. The Participant acknowledges and agrees that a breach by the Participant of either the Confidentiality or Non-
Solicitation provision will cause irreparable damage to the Company for which monetary damages alone will not constitute an adequate remedy. In the event of such breach or threatened breach, the Company shall be entitled as a matter of right
(without being required to prove damages or furnish any bond or other security) to obtain a restraining order, an injunction, or other equitable or extraordinary relief that restrains any further violation or threatened violation of either the Confidentiality or
Non-Solicitation provision, as well as an order requiring the Participant to comply with the Confidentiality and/or Non-Solicitation provisions. The Company’s right to a restraining order, an injunction, or other equitable or extraordinary relief shall be in addition to all other rights and remedies to which the Company may be entitled to in law or in equity, including, without limitation, the right to recover monetary damages for the Participant’s violation or threatened violation of the Confidentiality and/or Non-
Solicitation provisions. Finally, the Company shall be entitled to an award of attorneys’ fees incurred in connection with securing any relief hereunder and/or pursuant to a breach or threatened breach of the Confidentiality and/or Non-
Solicitation provisions.
11.Recoupment Policy. By accepting this Award and the benefits provided hereunder, the
Participant hereby acknowledges and agrees that the Participant, this Award, any other award granted to the Participant under the Plan and any other incentive-based compensation provided to the Participant shall be bound by and subject to the Ameren
Corporation Financial Restatement Compensation Recoupment Policy (as may be
amended from time to time) or any other clawback or recoupment arrangements or policies the Company has in place from time to time, in each case, subject to the terms and conditions thereof. Accordingly, the Participant agrees and acknowledges that this
Award, any other award granted to the Participant under the Plan and any other incentive-
based compensation provided to the Participant (as well as any other payments or benefits derived from such amounts, including any Shares issued or cash received upon vesting, exercise or settlement of any such awards or sale of Shares underlying such awards), which may include awards and other incentive-based compensation provided to the
Participant prior to the date of this Agreement, may be subject to forfeiture and/or recoupment in accordance with the terms of such applicable policy.
12.Nontransferability.  PSUs awarded pursuant to this Agreement may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated (a “Transfer”) other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of PSUs is made, or if any attachment, execution, garnishment, or lien will be issued against or placed upon the PSUs, the
Participant’s right to such PSUs will be immediately forfeited to the Company, and this
Agreement will lapse.
13.Requirements of Law.  The granting of PSUs under the Plan and this Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
14.Tax Withholding.  The Company will have the power and the right to deduct or withhold, or require the Participant or the Participant’s beneficiary to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.
15.Stock Withholding.  With respect to withholding required upon any taxable event arising as a result of PSUs granted hereunder, the Company, unless notified by the Participant in writing within thirty (30) days prior to the taxable event that the Participant will satisfy the entire minimum tax withholding requirement by means of personal check or other cash equivalent, will satisfy the tax withholding requirement by withholding Shares having a Fair
Market Value equal to (i) the total minimum statutory amount required to be withheld on the transaction, or (ii) such other amount as may be withheld pursuant to the Plan and such withholding would not cause adverse accounting consequences or costs. The
Participant agrees to pay to the Company, its Affiliates and/or its Subsidiaries any amount of tax that the Company, its Affiliates and/or its Subsidiaries may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.
16.Administration.  This Agreement and the Participant’s rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the
Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which will be binding upon the Participant.
17.Continuation of Employment.  This Agreement does not confer upon the Participant any right to continuation of employment by the Company, its Affiliates, and/or its Subsidiaries,
nor will this Agreement interfere in any way with the Company’s, its Affiliates’, and/or its
Subsidiaries’ right to terminate the Participant’s employment at any time.
18.Amendment to the Plan.  The Plan is discretionary in nature and the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect in any material way the Participant’s rights under this Agreement, without the Participant’s written approval.
19.Amendment to this Agreement.  The Company may amend this Agreement in any manner, provided that no such amendment may adversely affect in any material way the
Participant’s rights hereunder without the Participant’s written approval except as otherwise permitted by the Plan.
20.Successor.  All obligations of the Company under the Plan and this Agreement, with respect to the PSUs, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the
Company.
21.Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.
22.Applicable Laws and Consent to Jurisdiction.  The validity, construction, interpretation and enforceability of this Agreement will be determined and governed by the laws of the
State of Missouri without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation will be conducted in the federal or state courts of the State of Missouri.
23.Section 409A of the Code.  This Agreement shall be interpreted in a manner that satisfies the requirements of Code Section 409A. The Committee may make changes in the terms or operation of the Plan and/or this Agreement (including changes that may have retroactive effect) deemed necessary or desirable to comply with Code Section 409A. The
Company makes no representations or covenants that this award will comply with Section
409A of the Code.
EXHIBIT 1
2025 Clean Energy Transition Goals

Clean Energy Transition (in megawatts)	Payout – Percent of Target PSUs Granted
1,797 MW	200%
1,197 MW	100%
411 MW	50%
411< MW	0% (no payout)
1 For this purpose, "outside of Ameren's control" shall means events that cannot be influenced by Ameren management and that were not, nor could have been, reasonably foreseen or mitigated through proper due diligence.
EXHIBIT 2
Factors Impacting Clean Energy Transition Metric
The ability to execute on projects tied to the Clean Energy Transition metric is impacted by a number of factors, some of which Ameren can influence and others which are outside of
Ameren's control. As such, the Human Resources Committee may consider such factors and make adjustments to the Clean Energy Transition metric goals and/or final results.
Considerations include, but are not limited to, the following:
1.In the event that a new Integrated Resource Plan is filed during the three-year
Performance Period that changes the planned renewable and storage MW additions to be completed during the remainder of the Performance Period, the Committee may adjust the previously established goals to align with the updated IRP.
2.In the event that one or more of the following impacts projects that were considered at the time the goals were established for the Performance Period; the Committee may adjust the goals and/or final results:
a.Supply chain issues cause disruption in obtaining materials necessary to complete a project (or significant aspect thereof) within the Performance Period
b.Regulatory approval is modified, denied, or delayed
c.Legislative actions or changes in the value of tax credits or tariffs imposed on imported materials cause a project (or significant aspect thereof) not to be completed within the Performance Period
d.Litigation causes a project (or significant aspect thereof) not to be completed within the Performance Period
e.Litigation, or other actions, result in the acceleration of the planned retirement date for an energy center.
3.The Committee may adjust the goals and/or final results if the cost of a project significantly changes due to circumstances outside of Ameren's control1 such that management believes it is no longer appropriate to move forward with the project.